[EX.-99.906CERT]
Exhibit (b)
SECTION 906 CERTIFICATIONS
In connection with this report on Form N-CSR for the registrant as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:   /s/ Wallace R. Weitz
         Wallace R. Weitz
         President
Date: November 8, 2019
By:  /s/ James J. Boyne
         James J. Boyne
        Treasurer
Date: November 8, 2019